EXHIBIT 99

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Tom Iacarella	Dennis Waite	Leslie Loyet	Cindy Martin
VP-Finance & Treasurer	General Inquiries	Analyst Inquiries	Media Inquiries
(605) 336-2750	(708) 246-6265	(312) 640-6672	(312) 640-6741

SIC CODES: 3672, 3081, 3829

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 9, 2004

RAVEN INDUSTRIES FOURTH-QUARTER AND ANNUAL RESULTS

Q4 Net Income Up 18% To $2.6 Million;
Full-Year Record Net Income Was $13.8 Million, Or $1.50 Per Share;
Special Dividend Of $1.25 Per Share To Be Paid In May 2004

SIOUX FALLS, SD — March 9, 2004 — Announcing that “the quarter demonstrated the strength of the company’s businesses,” the management of Raven Industries, Inc. (RAVN: NasdaqNM) today reported an 18 percent increase in net earnings to $2.6 million, a record 28 cents per share, for its fourth quarter ended January 31, 2004. A year earlier, net earnings totaled $2.2 million, or 24 cents per share. Sales climbed in each of the company’s business segments during the quarter, with overall sales up 17 percent to $34 million.

In a separate release issued today, the company also declared a 22 percent increase in its regular quarterly cash dividend to 11 cents per share and a May 2004 one-time special cash dividend of $1.25 per share.

For the full year, each of Raven’s four business units delivered “solid financial results,” Raven CEO/President Ronald M. Moquist reported. The executive emphasized that new product introductions and “continued gains in market share” boosted revenue 18 percent to $143 million while net income climbed 24 percent to a record $13.8 million, an all-time high of $1.50 per share. The company’s return on equity climbed from last year’s 21.5 percent to a record 23.8 percent while its return on net sales rose to 9.7 percent from 9.3 percent, the executive noted.

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Moquist stated, “that management plans for another full year of double-digit sales and profit growth, although earnings for this new year’s first half will be relatively flat.” The first six months of this new year, Moquist noted, will not see the repeat of a special chemical-injection systems sale to a chemical company that totaled $6 million for its Flow Controls Division in the first half of last year.

Segment Performance

Engineered Films Division (EFD) continues to outpace the competition. Sales for the fourth quarter rose 15 percent to $11.4 million from the year earlier and operating income was up 11 percent to $2.7 million. Higher sales of pit liners for oil exploration and films for industrial applications, contributed to the increases. Full-year sales were up 16 percent to $46 million, and operating income-hit by higher raw material prices-totaled $11.7 million, up 2 percent.

Electronic Systems Division (ESD) sales for fiscal 2004’s final quarter jumped 24 percent to $12.1 million while operating income rose 13 percent to $1.5 million. Margins were constricted somewhat by startup costs with new customers. For the year, ESD sales totaled $44 million, up 15 percent, and operating income rose dramatically, up 44 percent to $5.8 million from the previous year, thanks in part to ongoing operating improvements, including Six Sigma initiatives.

The Flow Controls Division (FCD), a market leader positioned for long-term double-digit growth, reported fourth-quarter sales up 3 percent to $6.1 million while operating income fell 14 percent to $1.0 million. Strong early-season shipments in October did not fully convert to January re-order deliveries, and continued spending in support of precision-agriculture initiatives also adversely affected margins. For the full year, however, performance hit record highs, with sales increasing 23 percent to $35 million while operating income rose 20 percent to $8.3 million.

Aerostar’s restructuring and new product directions turned this operation around in fiscal 2004. For the fourth quarter, sales jumped 24 percent to $4.0 million while operating income totaled $387,000 versus a loss of $210,000 in the year-ago quarter. Shipments under its $7.6 million US army cargo parachute contract were key to the year’s success. For the entire year, sales climbed 35 percent to $17 million. Full-year operating income, including $182,000 in gains on asset sales, jumped to $2.0 million compared to an operating loss of $405,000 the previous year. Aerostar’s focus is now on three new business platforms: military cargo parachutes, specialty uniforms for government agencies and large inflatables, including military decoys and tethered blimps.

Balance Sheet

Raven’s balance sheet remained strong with cash and investment balances exceeding $18 million at the end of the quarter. Strong earnings and lower inventory levels contributed to higher operating cash flows, reaching $19.7 million for the 12 months ended January 31, 2004, compared to $12.7 million for the year-earlier period. The company’s current ratio reached 4.7 to 1 at January 31, 2004, compared to 3.7 one year earlier.

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CONFERENCE CALL INFORMATION
 Raven has scheduled a conference call today at 2:00 p.m. Central Time to discuss its fourth quarter and full-year performance and related trends in its business. To access this call, log on to www.ravenind.com or www.vcall.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 90 days.

FORWARD-LOOKING STATEMENTS
 The Private Securities Litigation Reform Act provides a “safe harbor” for forward-looking statements. Certain information included in this News Release and other materials filed or to be filed by the company with the Securities and Exchange Commission (as well as information included in statements made or to be made by the company) contains statements that are forward looking. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there is no assurance that such expectations will be achieved. Such assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to general economic conditions, weather conditions, which could affect certain of the company’s primary markets, such as agriculture and construction, or changes in competition, technology or the company’s customer base, any of which could adversely impact any of the company’s product lines.

On the Internet, information is available at www.ravenind.com, the company’s website.

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RAVEN INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)

	Three Months Ended January 31			Twelve Months Ended January 31
			Fav (Unfav)			Fav (Unfav)
	2004	2003	Change	2004	2003	Change
	(unaudited)	(unaudited)
Net sales	$33,594	$28,814	17%	$142,727	$120,903	18%
Cost of goods sold	26,302	22,777		108,968	93,388

Gross profit	7,292	6,037	21%	33,759	27,515	23%
Selling, general, and administrative expenses	3,269	2,680		11,960	10,629
Gain (loss) on sale of businesses and assets	1	—		(173)	179

Operating income	4,024	3,357	20%	21,626	17,065	27%
Other income	34	69		90	189

Income before income taxes	4,058	3,426	18%	21,716	17,254	26%
Income taxes	1,470	1,229		7,880	6,069

Net income	$2,588	$2,197	18%	$13,836	$11,185	24%

Net income per common share:
-basic	$0.29	$0.24	21%	$1.53	$1.22	25%
-diluted	$0.28	$0.24	17%	$1.50	$1.20	25%
Weighted average common shares outstanding:
-basic	9,031	9,105	(1)%	9,041	9,151	(1)%
-diluted	9,229	9,290	(1)%	9,245	9,348	(1)%

RAVEN INDUSTRIES, INC. SALES AND OPERATING INCOME BY SEGMENT (In thousands)

	Three Months Ended January 31			Twelve Months Ended January 31
			Fav (Unfav)			Fav (Unfav)
	2004	2003	Change	2004	2003	Change
	(unaudited)	(unaudited)
Net Sales:
Flow Controls	$6,068	$5,867	3%	$35,059	$28,496	23%
Engineered Films	11,395	9,917	15%	46,408	39,975	16%
Electronic Systems	12,098	9,777	24%	44,307	38,589	15%
Aerostar	4,033	3,253	24%	16,953	12,529	35%
Sold Businesses	—	—		—	1,314	(100)%

Total Company	$33,594	$28,814	17%	$142,727	$120,903	18%

Operating Income (Loss):
Flow Controls	$966	$1,129	(14)%	$8,254	$6,897	20%
Engineered Films	2,739	2,470	11%	11,701	11,447	2%
Electronic Systems	1,472	1,308	13%	5,797	4,022	44%
Aerostar	387	(210)	284%	1,954	(405)	582%
Sold Businesses	—	—		(355)	204	(274)%

Total Segment Income	5,564	4,697		27,351	22,165
Corporate Expenses	(1,540)	(1,340)	(15)%	(5,725)	(5,100)	(12)%

Total Company	$4,024	$3,357	20%	$21,626	$17,065	27%

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RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2004	2003
ASSETS
Cash, cash equivalents and short-term investments	$18,442	$9,217
Accounts receivable, net	18,454	16,468
Inventories	16,763	21,366
Prepaid expenses and other current assets	2,051	2,300

Total current assets	55,710	49,351
Property, plant and equipment, net	15,950	16,455
Other assets, net	7,848	7,010

	$79,508	$72,816

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$72	$119
Accounts payable	3,666	5,291
Accrued and other liabilities	8,157	7,757

Total current liabilities	11,895	13,167
Long-term debt, less current portion	57	151
Other liabilities	1,085	1,262
Stockholders’ equity	66,471	58,236

	$79,508	$72,816

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)

	Twelve Months Ended January 31
	2004	2003
Cash flows from operating activities
Net income	$13,836	$11,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,145	3,966
Deferred income taxes	254	1,157
Other operating activities, net	1,497	(3,573)

Net cash provided by operating activities	19,732	12,735

Cash flows from investing activities
Capital expenditures	(3,330)	(6,033)
Other investing activities, net	(1,022)	(3,133)

Net cash provided by (used in) investing activities	(4,352)	(9,166)

Cash flows from financing activities
Dividends paid	(3,075)	(2,563)
Purchase of treasury stock	(3,068)	(3,324)
Long-term debt principal payments	(141)	(131)
Other financing activities, net	129	188

Net cash used in financing activities	(6,155)	(5,830)

Net increase (decrease) in cash and cash equivalents	9,225	(2,261)
Cash and cash equivalents at beginning of period	5,217	7,478

Cash and cash equivalents at end of period	14,442	5,217
Short-term investments	4,000	4,000

Cash, cash equivalents and short-term investments	$18,442	$9,217